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EXHIBIT 5.1 Form of Legal Opinion

                [LETTERHEAD OF KAPLAN GOTTBETTER & LEVENSON, LLP]

August 21, 2000

VerticalBuyer, Inc.
405 Lexington Avenue
New York, New York 10174

         Re:      VerticalBuyer, Inc.
                  Registration Statement on Form SB-2 for
                  5,275,000 Shares of Common Stock and 75,000 Class D Warrants

         At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by VerticalBuyer, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about August 21, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,275,000 shares of the Company's Common Stock, of which 2,050,000 are presently issued and outstanding (the "Shares"), and 3,225,000 of which are issuable upon exercise of presently outstanding warrants (the "Warrant Shares"), and 75,000 of the Company's Class D Warrants (the "Warrants"), all of which will be sold or distributed by certain selling securityholders (the "Selling Securityholders").

         In rendering this opinion, we have examined the following:

         o the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;
         o the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books;
         o a certificate from the Company's transfer agent verifying the number of the Company's issued and outstanding shares of capital stock as of August ___, 2000, and
         o a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the



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VerticalBuyer, Inc.
August 21, 2000
Page 2


effectiveness thereof.

         We have also assumed that the certificates representing the Shares, Warrants Shares and Warrants have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate. We are admitted to practice law in the State of New York, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of New York and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

         Based upon the foregoing, it is our opinion that the Shares and Warrants to be sold or distributed by the Selling Securityholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable and that the Warrant Shares to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

KAPLAN GOTTBETTER & LEVENSON, LLP